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                  [LETTERHEAD OF STAODYN, INC. APPEARS HERE]

NEWS RELEASE

FOR IMMEDIATE RELEASE:  July 13, 1995


Contact:  Michael J. Newman
          Vice President - Finance
          (303) 772-3631

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                         STAODYN NAMES PATRICK F. CRANE
                           TO ITS BOARD OF DIRECTORS


Staodyn, Inc. (NASDAQ: SDYN) today announced that Patrick F. Crane had joined its Board of Directors. Mr. Crane is Vice President, Research & Development, for the Ohmeda Medical Systems Division of the BOC Group, a $5 billion Britain-based, diversified industrial company. Mr. Crane was Vice President - Sales & Marketing of Staodyn from 1985 to 1987. Immediately prior to joining Ohmeda, he was President of Cybermedic, Inc., Louisville, Colorado.

Staodyn is a leading developer and manufacturer of electromedical treatment devices and accessories. Its core business consists of medical electronic products, primarily TENS (Transcutaneous Electrical Nerve Stimulation) devices used for the relief of chronic and acute pain and NMES (Neuromuscular Electrical Stimulation) devices used in physical therapy and sports medicine for muscle re-education and rehabilitation. The Company has also developed electrical stimulation products for use in the treatment of severe skin wounds, and currently markets these products in Canada and Europe.

                                            [LOGO OF STAODYN, INC. APPEARS HERE]